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                                                                    EXHIBIT 11.1

                                  ARQULE, INC.
   STATEMENT RE COMPUTATION OF UNAUDITED PRO FORMA NET INCOME (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  YEAR ENDED DECEMBER 31,
                                                1996       1997       1998
                                                ----       ----       ----
Net income (loss)                            $ (2,993)   $    291   $ (6,462)
                                             ========    ========   ========

Weighted average shares outstanding:
    Common Stock                                2,272      11,282     12,031
Weighted average common shares outstanding      2,272      11,282     12,031
                                             ========    ========   ========
Basic net income (loss) per share            $  (1.32)   $   0.03   $  (0.54)
                                             ========    ========   ========




                                                      YEAR ENDED DECEMBER 31,
                                                      -----------------------
                                                    1996      1997      1998
                                                    ----      ----     ----
 Net income (loss)                                $(2,993)   $   291   $(6,462)

 Weighted average shares outstanding:
     Common Stock                                   2,272     11,282    12,031
     Common Stock equivalents                          --      1,112        --
                                                  -------    -------   -------
 Weighted average common shares and equivalents     2,272     12,394    12,031
outstanding
                                                  =======    =======   =======
 Diluted net income (loss) per share              $ (1.32)   $  0.02   $ (0.54)
                                                  =======    =======   =======